UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On February 20, 2014, ANADIGICS, Inc. (“ANADIGICS” or the "Company") is issuing a press release and holding a conference call announcing its financial results for the fourth quarter and year-end 2013. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures
The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods, and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated February 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.
Date: February 20, 2014                  By: /s/ Terrence G. Gallagher
Name: Terrence G. Gallagher
Title: Vice President and Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated February 20, 2014

ANADIGICS ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

Full Year Net Sales $134.2 Million; a Year-Over-Year increase of 19.2%
Full year GAAP EPS ($0.67); Non-GAAP EPS ($0.55)
Quarterly Net Sales of $36.3 Million; a sequential decrease of 2%
 Quarterly GAAP EPS ($0.12); Non-GAAP EPS ($0.10)

WARREN, N.J., February 20, 2014—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported fourth quarter 2013 net sales of $36.3 million, a sequential decrease of 2% and an increase of 19.1% from the fourth quarter of 2012.  Revenue for the full year 2013 of $134.2 million increased 19.2% on an annual basis.

As of December 31, 2013, cash, cash equivalents and short-term marketable securities totaled $24.4 million.

GAAP net loss for the fourth quarter of 2013 was $10.0 million, or ($0.12) per diluted share, a sequential improvement of 11.1%.  GAAP net loss for the full year 2013 was $54.0 million, or ($0.67) per share. Non-GAAP net loss for the fourth quarter of 2013 was $8.4 million, or ($0.10) per share, representing a sequential improvement of 11.9%.  Non-GAAP net loss for the year was $44.7 million or ($0.55) per diluted share.

“ANADIGICS’ non-GAAP gross margin increased by 1,250 basis points year over year in the fourth quarter of 2013 and 820 basis points for the full year 2013 as compared to 2012,” said Terry Gallagher, vice president and CFO.  “To sustain this forward momentum towards our EBITDA objectives, we have implemented efficiency and expense reduction initiatives that should provide an annual savings of over $10 million.”

“I am very pleased by our fourth quarter results, which completes a year of consistent gross margin improvement,” said Ron Michels, chairman & CEO.  “While we are experiencing both seasonal and inventory-related softness in the first quarter, our WiFi, Cellular and Infrastructure solutions have strong design win traction.  With a sharp focus on new product introduction, product mix improvements and prudent expense management, we believe ANADIGICS is well positioned on our path to profitability.”

The Company expects that first quarter 2014 revenue will decrease by 34 - 37% sequentially.  However, through greater efficiency and expense reductions, we anticipate a double digit gross margin in spite of the revenue decrease.   Furthermore, we expect a 10% sequential reduction in operating expenses (research and development and selling and administrative expenses), which establishes a lower expense baseline for 2014.

The statements regarding the Company’s anticipated future performance are forward-looking in nature and actual results may differ materially. Please see the safe harbor statement at the end of this press release for additional information.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income and loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. To listen to the conference via telephone, please call 866-459-1514, conference ID 70745040.  A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site at www.anadigics.com/investors or by dialing 855-859-2056 conference ID 70745040 (available until February 27, 2014).

Recent Highlights

January 29 - ANADIGICS Introduces New Small-Cell Power Amplifier
January 14 - Samsung Selects ANADIGICS ProVantage Solutions for GALAXY Trend 3
December 19 - ANADIGICS Appoints Alltek as a Distributor for Asia Pacific

About ANADIGICS, Inc.

ANADIGICS, Inc. (ANAD) designs and manufactures innovative radio frequency solutions for the growing cellular, WiFi, and infrastructure markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional performance and integration to deliver a unique competitive advantage to OEMs and ODMs for mobile device, base station, CATV infrastructure, CATV subscriber, and industrial applications. The Company's award-winning solutions include power amplifiers, front-end ICs, front-end modules, line amplifiers, active splitters, tuners, and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	Unaudited	Unaudited	Unaudited	Audited

Net sales	$36,286	$30,476	$134,242	$112,643
Cost of sales	31,640	31,017	125,922	113,869
Gross profit (loss)	4,646	(541)	8,320	(1,226)
Research and development expenses	9,321	10,145	38,585	43,892
Selling and administrative expenses	5,574	5,516	23,813	24,289
Restructuring charges	-	-	1,915	2,338
Operating loss	(10,249)	(16,202)	(55,993)	(71,745)
Interest income	33	117	237	528
Interest expense	(31)	-	(82)	-
Other income, net	290	24	1,859	1,364
Net loss	$(9,957)	$(16,061)	$(53,979)	$(69,853)

Net loss per share
Basic and diluted	$(0.12)	$(0.23)	$(0.67)	$(0.99)

Basic and dilutive shares outstanding	84,039	71,324	80,991	70,721

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(9,957)	$(16,061)	$(53,979)	$(69,853)
Stock compensation expense (excluding Restructuring charges)
Cost of sales	127	151	1,041	888
Research and development	465	253	2,118	1,626
Selling and administrative	636	613	3,428	3,218
Cost of sales charge (1)	665	1,145	2,589	1,145
Marketable securities redemptions and accretion (2)	(303)	(28)	(1,777)	(1,393)
Restructuring charges (3)	-	-	1,915	2,338
Non-GAAP net loss	$(8,367)	$(13,927)	$(44,665)	$(62,031)

Non-GAAP loss per share (*)
Basic and diluted	$(0.10)	$(0.20)	$(0.55)	$(0.88)

(*) Calculated using related GAAP shares outstanding
(1) Cost of sales charge for the three months ended December 31, 2013 includes $665 for product scrap from process standardization implementation. The twelve months ended December 31, 2013 includes $756 for customer cost reimbursement, $438 for costs from power interruptions, $730 charges for repair and product scrap from accelerated production ramp, and $665 for product scrap from process standardization implementation. Cost of sales for the three and twelve months ended December 31, 2012 included $1,145 charge resulting from product scrap and replacement costs following an equipment change.
(2) Marketable securities adjustments include realized gains upon redemptions and interest accretion.
(3) Restructuring charges for the twelve months ended December 31, 2013 and 2012 included non-cash stock compensation of ($71) and $65, respectively.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2013	12/31/2012 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$20,947	$24,949
Marketable securities	3,447	17,750
Accounts receivable	15,156	12,233
Inventory	21,114	18,840
Prepaid expenses and other current assets	3,628	3,031
Total current assets	64,292	76,803

Marketable securities	-	8,811
Plant and equipment, net	33,176	41,048
Other assets	213	219
	$97,681	$126,881

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$13,043	$14,099
Accrued liabilities	4,380	4,345
Accrued restructuring costs	245	395
Total current liabilities	17,668	18,839

Other long-term liabilities	1,604	2,017

Stockholders’ equity	78,409	106,025
	$97,681	$126,881

(*) The condensed balance sheet at December 31, 2012 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.